Exhibit (a)(4)

NOTICE OF GUARANTEED DELIVERY

TO TENDER FOR CASH

AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.

(PROVIDA PENSION FUND ADMINISTRATOR INC.)

PURSUANT TO THE U.S. OFFER TO PURCHASE

DATED AUGUST 29, 2013

BY

METLIFE CHILE ACQUISITION CO. S.A.

AN INDIRECT WHOLLY-OWNED SUBSIDIARY

OF

METLIFE, INC.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME ON

SEPTEMBER 27, 2013, UNLESS THE U.S. OFFER IS EXTENDED.

Delivery of documents to the U.S. Tender Agent may be made as follows:

The Bank of New York Mellon

By registered, certified or express mail:	If delivering by hand or overnight courier:
The Bank of New York Mellon Voluntary Corporate Actions P.O. Box 43031 Providence, Rhode Island 02940-3031 United States of America	The Bank of New York Mellon Voluntary Corporate Actions – Suite V 250 Royall Street Canton, Massachusetts 02021 United States of America

Facsimile: (617) 360-6810

For Confirmation Only/Telephone Number: (781) 575-2332

Delivery of this Notice of Guaranteed Delivery to an address other than one of those set forth for the U.S. Tender Agent above will not constitute a valid delivery to the U.S. Tender Agent. Do NOT send any documents to MetLife, Purchaser, Provida or D.F. King & Co., Inc. (the “U.S. Information Agent”). Do not send ADRs with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer (the “U.S. Offer”) by MetLife Chile Acquisition Co. S.A., a Chilean closed corporation (sociedad anónima cerrada) (“Purchaser”) that is an indirect wholly-owned subsidiary of MetLife, Inc., a Delaware corporation (“MetLife”), to purchase:

(i) up to 100% of the issued and outstanding Common Shares, without par value, of Administradora de Fondos de Pensiones Provida S.A. (“Provida”), a Chilean corporation (sociedad anónima) (collectively the “Common Shares” and each a “Common Share”), that are held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended), and

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(ii) up to 100% of the outstanding American Depositary Shares of Provida, each representing fifteen (15) Common Shares (collectively the “ADSs” and each an “ADS”), from all holders, wherever located, for U.S. $6.1476 per Common Share, and U.S. $92.2140 per ADS, in each case, in cash, without interest, payable in U.S. dollars (or in Chilean pesos upon a valid election by a tendering security holder), and less the amount of any fees, expenses and withholding taxes that may be applicable, upon the terms set forth in the U.S. Offer to Purchase, dated as of August 29, 2013 (the “U.S. Offer to Purchase”) and in the related ADS Letter of Transmittal.

All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

Please deliver this Notice of Guaranteed Delivery to the Bank of New York Mellon (the “U.S. Tender Agent”) at one of the addresses set forth above prior to 11:59 p.m., New York City time, on September 27, 2013 (the “Expiration Date”) if:

1.	American Depositary Receipts evidencing ADSs are not immediately available;

2.	the procedure for book-entry transfer cannot be completed prior to 11:59 p.m., New York City time, on the Expiration Date; or

3.	time will not permit all required documents to reach the U.S. Tender Agent before 11:59 p.m., New York City time, on the Expiration Date, unless extended by Purchaser.

This Notice of Guaranteed Delivery may be delivered by mail, by hand or by overnight courier to the U.S. Tender Agent. Signatures hereto must be guaranteed by a financial institution that participates in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each such financial institution, an “Eligible Institution”).

Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from U.S. Information Agent at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

provida@dfking.com

U.S. Toll Free Number for holders of securities: (800) 290-6427

U.S. Collect Number for banks and brokers: (212) 269-5550

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Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated August 29, 2013, and the ADS Letter of Transmittal attached as Exhibit (a)(2) thereto, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase (see “The U.S. Offer—Procedure for Tendering into the U.S. Offer—Guaranteed Delivery Procedures”).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

***

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BOX 1

NOTICE OF GUARANTEED DELIVERY

Please provide the following information:

Name(s) of Record Holder(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Address(es) (including zip code):

Area Code and Telephone Number(s):

Signature(s):

Dated: , 2013

☐ Check if the ADSs that will be tendered are held on the books of the ADS Depositary, including ADSs held in the DRS or in the Provida Global BuyDIRECT Plan and provide:

Name of Tendering Institution:

Area Code and Telephone Number:

Account No.:

Transaction Code No.:

Signatures:

Dated: , 2013

*	Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon, including ADSs held in the DRS or in the Provida Global BuyDIRECT Plan, exactly as appear on the books of The Bank of New York Mellon.

**	Unless otherwise indicated, and subject to the terms and conditions of the U.S. Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

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BOX 2

SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon, including ADSs held in the DRS or in the Provida Global BuyDIRECT Plan, exactly as such name(s) appear on the books of The Bank of New York Mellon.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):

Capacity (please type or print):

Address(es) (please type or print):

Signatures:

Dated:	, 2013

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BOX 3

GUARANTEE

(Not to be used for signature guarantee for an ADS Letter of Transmittal.)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each such financial institution, an “Eligible Institution”), hereby guarantees to deliver within three (3) New York Stock Exchange (the “NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than three (3) NYSE trading days following the Expiration Date, counting such Expiration Date) to the U.S. Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of transfer of such ADSs into the U.S. Tender Agent’s account at DTC, including delivery to the U.S. Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated:	, 2013

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DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE OF THOSE SET FORTH FOR THE U.S. TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO METLIFE, PURCHASER, PROVIDA OR THE U.S. INFORMATION AGENT.

DO NOT SEND ADRS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRS SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.